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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       streetTRACKS(R) Index Shares Funds
             (Exact name of registrant as specified in its charter)

              Massachusetts                                 See Below
 (State of incorporation or organization)        (I.R.S. Employer Identification
              organization)                                  number)

One Lincoln Street, Boston, Massachusetts                     02111
 (Address of principal executive offices)                   (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

              TITLE OF EACH CLASS                                              I.R.S. EMPLOYER
                TO BE REGISTERED                          EXCHANGE          IDENTIFICATION NUMBER
              -------------------                 -----------------------   ---------------------
SPDR(R) S&P Asia Pacific ETF                      American Stock Exchange         83-0463565
SPDR(R) S&P Emerging Asia Pacific ETF             American Stock Exchange         83-0463567
SPDR(R) S&P China ETF                             American Stock Exchange         83-0463564
SPDR(R) S&P Emerging Markets ETF                  American Stock Exchange         83-0463563
SPDR(R) S&P EPAC ETF                              American Stock Exchange         83-0463562
SPDR(R) S&P Europe ETF                            American Stock Exchange         83-0463561
SPDR(R) S&P Emerging Europe ETF                   American Stock Exchange         83-0463559
SPDR(R) S&P Emerging Latin America ETF            American Stock Exchange         83-0463558
SPDR(R) S&P Emerging Middle East & Africa ETF     American Stock Exchange         83-0463556
SPDR(R) S&P World (ex-US) ETF                     American Stock Exchange         83-0463554
SPDR(R) S&P World (ex-US) Small Cap ETF           American Stock Exchange         83-0463552
streetTRACKS(R) DJ Wilshire International Real
   Estate ETF                                     American Stock Exchange         13-4332931
streetTRACKS(R) Macquarie Global Infrastructure
   100 ETF                                        American Stock Exchange         83-0463550
streetTRACKS(R) MSCI ACWI (ex-US) ETF             American Stock Exchange         83-0463548
streetTRACKS(R) Russell/Nomura                    American Stock Exchange         13-4332933
   PRIME(TM) Japan ETF
streetTRACKS(R) Russell/Nomura
   Small Cap(TM) Japan ETF                        American Stock Exchange         13-4332932

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

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If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this form relates:
333-92106

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered

Reference is made to Post-Effective Amendment No. 7 and Post-Effective Amendment No. 8 to the Registrant's registration statement on Form N-1A, which were filed with the Securities and Exchange Commission on August 25, 2006 and November 8, 2006 (File Nos. 333-92106; 811-21145), respectively, and are incorporated herein by reference.

Item 2. Exhibits

The following is a list of exhibits to this Registration Statement on Form 8-A which shall be filed with the American Stock Exchange, Inc.:

(a) Amended and Restated Declaration of Trust was filed on July 1, 2004 and is incorporated herein by reference.

(b) Amended and Restated Bylaws of the Trust were filed on November 28, 2004, and is incorporated herein by reference.

(c) A form of global certificate evidencing Registrant's securities being registered hereunder is filed herewith.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of Boston and Commonwealth of Massachusetts on the 9th day of November 2006.


By: /s/ Ryan M. Louvar
    ---------------------------------
    Ryan M. Louvar
    Assistant Secretary